Exhibit 99.1

TERMINATION, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Termination, Settlement Agreement and Mutual Release (the “Settlement Agreement”), effective on the date signed by the last Party (“Settlement Date”), is between deltathree, Inc., a Delaware corporation (“Deltathree”), and RCN Digital Services, LLC, a Delaware limited liability company, on behalf of itself and its affiliates (collectively, “Partner”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”

WHEREAS, Deltathree and Partner are parties to that certain Standard Service Agreement for VoIP Telephony Services dated August 8, 2007 (the “Service Agreement”) pursuant to which Deltathree provides voice over Internet protocol telephony services for resale by Partner, and other labor or services in connection with the Service Agreement;

WHEREAS, the Parties’ activities under and in connection with the Service Agreement have resulted in far fewer subscribers and far less revenue than the Parties had anticipated;

WHEREAS, the Parties disagree as to whether and to what extent each of the Parties has fulfilled its obligations under and in connection with the Service Agreement, and the effect of each Party’s performance on Partner’s ability to attract customers for the service;

WHEREAS, in order to settle their differences amicably, the Parties have agreed on the terms and conditions set forth herein to terminate the Service Agreement; and

WHEREAS, the Parties in connection with such termination desire that Partner assign and transition the Partner Subscribers to Deltathree, and that  Partner receive all Partner-owned Equipment (as such term is defined below);

NOW, THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1. Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them by the Service Agreement.

2. Termination of Service Agreement.  The Parties, subject to the terms of this Settlement Agreement, hereby Terminate the Service Agreement effective as of the Settlement Date.  Such Termination, for the purpose of determining the parties’ respective rights and obligations under the Service Agreement, shall be deemed Termination of the Service Agreement by Deltathree for convenience.  For the avoidance of doubt, the provisions identified by Service Agreement Section 26.0 shall survive Termination.

3. Transfer of Partner Subscribers.  The terms of this Section 3 shall be deemed to apply in lieu of Service Agreement Section 7.a, which shall be deemed null and void and of no force or effect.

a. Transition Plan.  The Parties shall use their best efforts, as soon as practicable following the Settlement Date but in no event later than thirty-seven (37) days from the Settlement Date, to transfer all Partner Subscribers from Partner to Deltathree.  Without limiting the foregoing, (i) Partner as soon as practicable following the Settlement Date but in no event later than fifteen (15) days following the Settlement Date will notify Subscribers of the transfer, (ii) Deltathree thereafter will notify Subscribers of the transfer and provide Subscribers with contact information for Deltathree billing, customer service and support, and (iii) Partner will modify its web site (www.starpower.net) to remove all ordering and other links except that for a period of thirty (30) days following the Transfer Date the My Account link will direct Subscribers to a site designated by Deltathree.

b. Continuation of Service.  Until the date on which all Partner Subscribers have been transferred from the Partner-branded service to a service offered directly by Deltathree pursuant to Section 3 hereof or, with respect to Subscribers notifying Partner of their intention not to transfer to Deltathree, otherwise terminated by Partner (the “Transfer Date”), Deltathree shall perform Services for the benefit of such Subscribers, and Partner shall pay Deltathree for the same and otherwise perform its obligations with respect to such Subscribers, in each case on the terms and conditions previously set forth in the  Service Agreement (excluding Service Agreement Section 7(a)), which terms are incorporated herein by reference, provided that any new potential Partner Subscribers shall be referred immediately by Partner to Deltathree following the Settlement Date.

c. Assignment and Assumption.  Effective on the Transfer Date:

i. Partner shall be deemed to have assigned, transferred and conveyed, and delegated to Deltrathree (i) all of Partner's rights with respect to each then-current Partner Subscriber under the RCN Starpower Internet Phone Terms and Conditions (the “Subscriber Agreement”) from and after the Transfer Date, and (ii) all of Partner’s rights, title and interest in and to the customer premises equipment distributed to each such then-current Partner Subscriber by Deltathree in the performance of the Service Agreement.

ii. Deltathree shall be deemed to have accepted the foregoing assignment and delegation, and to have undertaken, assumed and become responsible for the Partner Subscribers under the Subscriber Agreements.  Deltathree shall defend, indemnify and hold Partner and Partner’s affiliates, directors, officers, employees, agents and other representatives (each, an “Indemnified Person”) harmless from and against any claim, action, suit or proceeding made or brought against an Indemnified Person by a Subscriber (a “Subscriber Claim”), together with all damages, costs, expenses (including court costs and reasonable attorneys fees) and other losses relating thereto, in case arising from or relating to acts, omissions or events occurring after the Transfer Date.  Partner shall provide Deltathree with prompt written notice of any Claim, reasonable cooperation in the defense and settlement of the Claim, and sole control over the defense or settlement of the Claim.

d. Termination Fee; True-Up.  Partner, within five (5) days following the Transfer Date, will remit to Deltathree (i), in consideration of Deltathree’s performance of this Settlement Agreement and in lieu of any amounts specified by Service Agreement Section 7.b, Two Hundred and Thirty Thousand Dollars ($230,000.00)  (the “Termination Fee”), plus (ii) an amount of money equal to all subscriber payments Partner then-currently holds or is in control of on account or on behalf of all Partner Subscribers transferred to Deltathree in accordance with this Section 3, including without limitation any security deposits and prorated monthly subscription fees.  For the avoidance of doubt, Partner shall in no event be required to remit to Deltathree any amounts paid to Partner for services rendered prior to the Transfer Date, or any amounts Partner has previously refunded to Partner Subscribers (provided that from and following the date hereof Partner shall not provide any refunds to Partner Subscribers other than in consultation with Deltathree and in the normal course of business).  In the event that the Transfer Date occurs on any day other than the first day of a month, the amount due to Deltathree for such services shall be pro-rated based on the number of days remaining within the respective month after the Transfer Date.

4. Equipment.

a. Equipment.  Deltathree acknowledges that Partner (as between Deltathree and Partner) holds all right, title and interest in all of the DSC-LINKSYS-PAP2 devices and Linksys SPA2102 devices listed on Schedule 1 attached hereto that Partner previously purchased and is storing in a provisioning warehouse (“Telamon”) in anticipation of providing services to Partner Subscribers (the “Equipment”).  Partner shall be solely responsible to arrange for the delivery by Telamon of any and all Equipment not then-currently in use by then-current Partner Subscribers as of the Settlement Date.

b. Delivery.  Partner shall bear all shipping, freight and transportation charges for Telamon to deliver the Equipment to Partner.  Risk of loss or damage to the Equipment or any component thereof, either during the time the Equipment was stored at Telamon or during delivery of the Equipment to Partner, shall be borne solely by Partner.

5. Mutual Releases.

a. Deltathree Release.  Subject to the provisions of Section 5.c of this Settlement Agreement, Deltathree, for itself and for its assignees, predecessors, successors, agents, servants, employees, representatives, officers, directors, partners, insurance carriers, affiliated corporations or entities, and subsidiaries (collectively “Deltathree Releasors”), agree to release and forever discharge Partner and all its past and present agents, servants, employees, attorneys, representatives, assignees and assignors, insurance carriers, predecessors, successors, officers, directors, partners, parent company, affiliated corporations and subsidiaries, (collectively “Partner Releasees”) of and from any and all rights, actions, causes of action, claims, demands, damages, costs, losses, expenses and attorneys’ fees, whether known or unknown, which the Deltathree Releasors now have, or which may hereafter accrue on account of any and all acts and omissions on the part of the Partner Releasees occurring at any time prior to the Settlement Date.  This release shall not apply to claims arising from a breach of this Settlement Agreement.

b. Partner Release.  Subject to the provisions of Section 5.c of this Settlement Agreement, Partner for itself and for its assignees, predecessors, successors, agents, servants, employees, representatives, officers, directors, partners, insurance carriers, parent company, affiliated corporations or entities, and subsidiaries (collectively “Partner Releasors”), agree to release and forever discharge Deltathree and all its past and present agents, servants, employees, attorneys, representatives, assignees and assignors, insurance carriers, predecessors, successors, officers, directors, partners, affiliated corporations and subsidiaries (collectively “Deltathree Releasees”), of and from any and all rights, actions, causes of action, claims, demands, damages, costs, losses, expenses, and attorneys’ fees, whether known or unknown which the Partner Releasors now have or have had, or which may hereafter accrue on account of any and all acts and omissions on the part of the Deltathree Releasees occurring at any time prior to the Settlement Date. This release shall not apply to claims arising from a breach of this Settlement Agreement.

c. Exceptions.  Nothing in this Section 5 shall be construed to excuse either Party of its indemnity obligations under Section 3.c of this Settlement Agreement, or affect either Party’s additional rights and obligations under Service Agreement Section 26.0 except as may be set forth herein.

6. Mutual Warranties.  Each Party (the “Warranting Party”) represents and warrants that the Warranting Party’s execution, delivery and performance of this Settlement Agreement have been duly authorized by all necessary corporate action on the part of the Warranting Party and will not violate any provision of law, court order or decree, or result in the breach of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Warranting Party pursuant to any agreement or instrument to which the Warranting Party or any of its affiliates is a party, or by which it or any of its affiliates’ property may be bound or affected, and that this Agreement is a valid and binding obligation of the Warranting Party, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors’ rights generally.

7. General.

a. No Disparagement.  Each party agrees that it shall not make any oral or written statement or engage in any conduct of any kind that either directly or indirectly disparages, criticizes, defames, or otherwise casts a negative characterization upon another party.

b. Expenses.  Except as otherwise expressly provided herein, each Party will be responsible for its own expenses incurred in rendering performance under this Settlement Agreement.

c. No Admission of Liability.  This Settlement Agreement is entered into solely for the purpose of compromise and may not be construed as an admission of liability or responsibility on the part of either Party, at any time or for any purpose whatsoever.

d. Assertion of Agreement as Bar to Proceedings.  This Settlement Agreement may be asserted by any of the Partner Releasees and/or any of the Deltathree Releasees, as a defense and complete bar to any action, claim, cross claim, cause of action, arbitration or other proceeding that may be brought, or could have been brought, instituted or taken by, against, or involving any of the Deltathree Releasors or any of the Partner Releasors, or anyone acting or purporting to act on behalf of any of the Deltathree Releasors or any of the Partner Releasors, except any claims arising under or otherwise permitted by this Settlement Agreement.

8. Miscellaneous.

a. Notices

i. Except as otherwise provided in this Agreement, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either (i) delivered in person, or (ii) when received if during normal business hours, if not then on the next business day, if provided via confirmed electronic communications, including, but not limited to, electronic mail and facsimile communications, or (iii) when received, if provided by an overnight or similar delivery service specifying next business day delivery, or (iv) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

To Deltathree:                       deltathree, Inc.
419 Lafayette Street, 31st Floor
New York, NY  10003
Attn: General Counsel
email: peter.friedman@deltathree.com
Fax. no.:  212.500.4888

To Partner:                             RCN Digital Services, LLC
196 Van Buren Street, Suite 300
Herndon, VA 20170
Attn: Vice President – Product & Pricing
email: mj.horne@rcn.net
Fax no.: (508) 621-1802

With a copy to:                     RCN Telecom Services, Inc.
196 Van Buren Street, Suite 300
Herndon, VA 20170
Attn:  General Counsel
email: jennifer.mcgarey@rcn.net
Fax no.: (703) 434-8391

ii. The addresses and facsimile telephone numbers to which notices or communications may be given by either Party may be changed by written notice given by such Party to the other pursuant to this Section.

b. Severability.  If any provision of this Settlement Agreement is held invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Settlement Agreement.  The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s), and the rights and obligations of Deltathree and Partner will be construed and enforced accordingly.

c. Governing Law and Venue; Attorneys Fees.

i. This Settlement Agreement and its performance and all disputes between the Parties of any nature whatsoever arising out of or in connection with the subject matter hereof shall be governed by the Laws of the State of New York, exclusive of its choice of law provisions.  The jurisdiction and venue for all disputes hereunder shall be the state and federal courts located in the City and State of New York.

ii. If either Party brings an action or other proceeding arising out of or relating to this Settlement Agreement (whether founded in tort, contract or equity, or to declare rights hereunder), the Prevailing Party (as hereinafter defined) will be entitled to recover its reasonable attorneys’ fees and other costs incurred in the action or proceeding (including all appeals and re-trials), in addition to any other relief to which the Prevailing Party may be entitled.  The term “Prevailing Party” will include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.  The attorneys’ fees award will not be computed in accordance with any court fee schedule, but will be such as to fully reimburse all attorneys’ fees reasonably incurred.

d. Amendments and Waivers.  This Settlement Agreement may be amended or modified only through a subsequent Change Order or other written document signed by the Parties.  No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Settlement Agreement shall be construed as a general waiver or relinquishment of such term, right or condition.  A waiver by either Party of any default shall not be deemed a waiver of any other default.

e. Construction, Interpretation and Incidental Expenses

i. The language of this Settlement Agreement shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any Party.  The Parties agree that this Settlement Agreement has been prepared jointly and has been the subject of arm’s length and careful negotiation.  Each Party has been given the opportunity to independently review this Settlement Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions.

ii. Article, section and paragraph headings contained in this Settlement Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Settlement Agreement.  The use of the word “include” shall mean “includes, but is not limited to.”  The singular use of words shall include the plural and vice versa.

f. Cumulative Remedies.  Except as specifically identified as a Party’s sole remedy, any rights of Termination, liquidated damages or other remedies prescribed in this Settlement Agreement, are cumulative and are not exclusive of any other remedies to which the injured Party may be entitled.

g. Entire Agreement.  The terms contained in this Settlement Agreement, including all schedules, appendices and subordinate documents attached to or referenced in this Settlement Agreement, constitute the entire integrated understanding between Deltathree and Partner with regard to the subject matter contained herein.  This Settlement Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties with respect to its subject matter.

h. Covenant of Further Assurances.  Each Party covenants and agrees that, subsequent to the execution and delivery of this Settlement Agreement and, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts which are necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed as of the date set forth below, which may be in duplicate counterparts, each of which will be deemed to be an original instrument.

RCN DIGITAL SERVICES, LLC	DELTATHREE, INC.

By: /s/ Michael T. Sicoli Name: Michael T. Sicoli	By: /s/ Dan Antebi Name: Dan Antebi
Title: Executive Vice President & CFO Date: 2/5/09	Title: Senior Vice President and CCO Date: 2/5/09

SCHEDULE 1

EQUIPMENT INVENTORY

Device	Part Number	Total Quantity	Refurbish
DSC-LINKSYS-PAP2	745883568963	947	8
Linksys SPA2102	SPA2102-NA	1465	1

SCHEDULE 2

DELTATHREE WIRE INSTRUCTIONS

Citibank, Branch #38
1 Broadway, New York
Account #49091804
Deltathree, Inc.
ABA Routing #021000089